Exhibit 5.2

Amcor plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Finance (USA), Inc.
2801 SW 149th Avenue, Suite 350
Miramar, Florida 33027
United States

Amcor UK Finance plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Group Finance plc
83 Tower Road North
Warmley
Bristol, BS30 8XP
United Kingdom

Amcor International UK plc
83 Tower Road North
Warmley
Bristol, BS30 8XP
United Kingdom

Amcor Flexibles North America, Inc.
2301 Industrial Drive
Neenah, Wisconsin 54956
United States

Berry Global Group, Inc.
101 Oakley Street,
Evansville, Indiana 47710
United States

Berry Global, Inc.
101 Oakley Street,
Evansville, Indiana 47710
United States

Herbert Smith Freehills Kramer LLP

Exchange House

Primrose Street

London EC2A 2EG

T +44 (0)20 7374 8000

F +44 (0)20 7374 0888

DX28 London Chancery Lane

www.hsfkramer.com

Our ref

31077641

Your ref

Date

17 November 2025

Dear Sir or Madam,

Amcor UK Finance plc (the “Issuer”) - issue of €750,000,000 3.200% Guaranteed Senior Notes due 2029 (the “2029 Notes”) and issue of €750,000,000 3.750% Guaranteed Senior Notes due 2033 (the “2033 Notes” and, together with the 2029 Notes, the “Notes”) guaranteed by Amcor plc, Amcor Group Finance plc, Amcor International UK plc (together with Amcor Group Finance plc, the “UK Guarantors”), Amcor Flexibles North America, Inc., Amcor Finance (USA), Inc., Berry Global Group, Inc. and Berry Group, Inc. (together with the UK Guarantors, Amcor Plc, Amcor Flexibles North America, Inc., Amcor Finance (USA), Inc. and Berry Global Group, Inc., the “Guarantors”)

Herbert Smith Freehills Kramer LLP and its affiliated and subsidiary businesses and firms, Herbert Smith Freehills Kramer (US) LLP and its affiliate, and Herbert Smith Freehills Kramer, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills Kramer.

Herbert Smith Freehills Kramer LLP is a limited liability partnership registered in England and Wales with registered number OC310989. Herbert Smith Freehills Kramer LLP is authorised and regulated by the Solicitors Regulation Authority of England and Wales (SRA number: 419682). A list of the members and their professional qualifications is open to inspection at the registered office, Exchange House, Primrose Street, London EC2A 2EG. We use the word partner of Herbert Smith Freehills Kramer LLP to refer to a member of Herbert Smith Freehills Kramer LLP, or an employee or consultant with equivalent standing and qualifications

1.	INTRODUCTION

1.1	We have acted as legal advisers to the Issuer and the UK Guarantors as to matters of English law in connection with:

1.1.1	the issue of the Notes by the Issuer, which are guaranteed by the Guarantors and which are constituted by an indenture dated as of 17 November 2025 (the “Indenture”) between the Issuer, the Guarantors and U.S. Bank Trust Company, National Association as indenture trustee (the “Indenture Trustee”), together with the officer’s certificate being delivered pursuant to Sections 102, 201, 301 and 303 of the Indenture establishing the terms of the Notes (the “Officer’s Certificate”);

1.1.2	the guarantee of the Notes (the “Guarantee”) by the UK Guarantors pursuant to the Indenture; and

1.1.3	the sale and delivery of the Notes pursuant to an underwriting agreement dated 12 November 2025 (the “Underwriting Agreement”) between the Issuer, the Guarantors and the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”).

1.2	For the purpose of giving this opinion, we have examined the following documents:

1.2.1	an electronic scanned copy of the executed Indenture;

1.2.2	an electronic scanned copy of the Officer’s Certificate;

1.2.3	an electronic scanned copy of the executed Underwriting Agreement;

1.2.4	an electronic copy of the Prospectus Supplement dated 12 November 2025 relating to the Notes (the “Prospectus Supplement”);

1.2.5	an electronic copy of the Registration Statement (including the prospectus) filed by each of the Issuer and the Guarantors on 15 July 2025 (the “Registration Statement”);

1.2.6	scanned copies of the executed Global Notes (the “Global Notes”);

1.2.7	copies of the Certificate of Incorporation and the Memorandum and Articles of Association of the Issuer certified as at 17 November 2025 as being a true, complete and up to date copy by the Secretary of the Issuer;

1.2.8	copies of the Certificate of Incorporation and the Memorandum and Articles of Association of each UK Guarantor certified as at 17 November 2025 as being a true, complete and up to date copy by the Secretary of each UK Guarantor;

1.2.9	a scanned copy of the written resolutions of the board of directors of Amcor Group Finance plc dated 29 April 2025, approving, amongst other things, the filing of the Registration Statement, certified as at 17 November 2025 as being a true, complete and up to date copy by the Secretary of Amcor Group Finance plc;

1.2.10	a scanned copy of the written resolutions of the board of directors of Amcor International UK plc dated 14 July 2025, approving, amongst other things, the filing of the Registration Statement, certified as at 17 November 2025 as being a true, complete and up to date copy by the Secretary of Amcor International UK plc;

1.2.11	a scanned copy of the written resolutions of the board of directors of the Issuer dated 29 April 2025, approving, amongst other things, the filing of the Registration Statement, certified as at 17 November 2025 as being a true, complete and up to date copy by the Secretary of the Issuer;

1.2.12	a scanned copy of the written resolutions of the board of directors of Amcor Group Finance plc dated 10 November 2025, approving, amongst other things, the entry into the Indenture, the entry into the Underwriting Agreement, the giving of the Guarantee under the Indenture and approving the transactions contemplated thereunder, certified as at 17 November 2025 as being a true, complete and up to date copy by the Secretary of Amcor Group Finance plc;

1.2.13	a scanned copy of the written resolutions of the board of directors of Amcor International UK plc dated 10 November 2025, approving, amongst other things, the entry into the Indenture, the entry into the Underwriting Agreement, the giving of the Guarantee under the Indenture and approving the transactions contemplated thereunder, certified as at 17 October 2025 as being a true, complete and up to date copy by the Secretary of Amcor International UK plc;

1.2.14	a scanned copy of the written resolutions of the board of directors of the Issuer dated 10 November 2025, approving, amongst other things, the entry into the Underwriting Agreement, the issue of the Notes under the Indenture, the entry into the Officer’s Certificate and approving the transactions contemplated thereunder, certified as at 17 November 2025 as being a true, complete and up to date copy by the Secretary of the Issuer;

1.3	On 14 November 2025, we carried out a search of the Companies House Service operated by the Registrar of Companies in England and Wales in respect of the Issuer and each UK Guarantor.

1.4	On 14 November 2025, a search of the Insolvency and Companies List, at the Royal Courts of Justice, was carried out (by us or by CRO Info (a brand name of CRO Corporate Services Limited) on our behalf) in relation to the Issuer and each UK Guarantor.

1.5	In this opinion:

1.5.1	the Indenture (including the Guarantee contained therein), the Officer’s Certificate and the Underwriting Agreement are together referred to as the “Agreements”;

1.5.2	references to the “Notes” include the Global Notes; and

1.5.3	save as otherwise specified or as the context may otherwise require, expressions defined in the Underwriting Agreement (whether expressly or by incorporation), as at the date of this opinion, shall have the same meanings when used in this opinion.

1.6	Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting any party or made any other enquiries concerning any party.

2.	SCOPE OF THIS OPINION

2.1	We are solicitors qualified in England and Wales. We express no opinion as to any law other than English law as applied by English courts and reported and in effect on the date of this opinion.

2.2	No opinion is expressed as to matters of fact.

2.3	In this matter, we have taken instructions from the Issuer in its capacity as the issuer of the Notes and the UK Guarantors in their capacity as guarantors of the Notes. We have not received instructions from nor advised the Guarantors (other than the UK Guarantors), the Indenture Trustee, the holders of the Notes, any potential holders of the Notes, the Underwriters or any other person (except the Issuer and the UK Guarantors) in connection with the Agreements or any related document.

2.4	This opinion and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law. This opinion is given on the condition that the courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection herewith (including any non-contractual disputes or claims).

2.5	This opinion is not designed to and is not likely to reveal fraud, misrepresentation, bribery or corruption by any person.

3.	ASSUMPTIONS

This opinion is based upon the assumption (which may or may not be the case) that:

3.1	Authenticity: all documents (including scanned, electronic and copy documents) examined by us are authentic, complete and accurate and all signatures and seals (if any) thereon are genuine;

3.2	Documents up-to-date etc: all documents (including the constitutional documents referred to in paragraphs 1.2.7 and 1.2.8) which we have reviewed are and remain up-to-date, and have not been terminated or rescinded;

3.3	Due incorporation: each party to the Agreements (other than the Issuer and the UK Guarantors) is duly incorporated under its respective laws of incorporation;

3.4	Due execution: the Agreements have been duly executed by the persons authorised by the resolutions referred to in paragraph 1.2.12 in the case of Amcor Group Finance plc, paragraph 1.2.13 in the case of Amcor International UK plc and paragraph 1.2.14 in the case of the Issuer;

3.5	Extracts: in the case of any document from which extracts only have been supplied to us, the extracts do not reveal a misleading view of the document as a whole;

3.6	Resolutions: the resolutions of the board of directors of (i) Amcor Group Finance plc referred to in paragraphs 1.2.9 and 1.2.12; (ii) Amcor International UK plc referred to in paragraphs 1.2.10 and 1.2.13 and (ii) the Issuer referred to in paragraphs 1.2.11 and 1.2.14 were validly passed and remain in full force and effect;

3.7	Directors: the directors of each of the Issuer and each UK Guarantor have acted in good faith and have complied with their duties under all applicable laws in relation to the approval and entry into of the Agreements;

3.8	Solvency: each of the Issuer and each UK Guarantor was solvent at the time of the execution and delivery of the Agreements and did not become insolvent as a result of entering into the arrangements contained in the Agreements and will be solvent at the time of the issue of the Notes and neither the Issuer nor either UK Guarantor has entered into any composition or arrangement with its creditors (or any class of them) in any jurisdiction which has not been revealed by the searches referred to in paragraph 1.3 or 1.4;

3.9	Administration etc.: no step has been taken (and will not be taken at the time of issue of the Notes) to obtain a moratorium in relation to the Issuer or either UK Guarantor or to wind up the Issuer or either UK Guarantor or to place either of them into administration and no receiver has been appointed (and will not have been appointed at the time of the issue of the Notes) over or in respect of the assets of the Issuer or either UK Guarantor, nor has any analogous procedure or step been taken (and will not have been taken at the time of the issue of the Notes) in any jurisdiction which (in either case) has not been revealed by the searches referred to in paragraph 1.3 or 1.4;

3.10	Overseas insolvency: no foreign main insolvency proceeding has been recognised in Great Britain (and will not have been recognised at the time of the issue of the Notes) under the Cross-Border Insolvency Regulations 2006 (and it is not possible to conduct a central search in Great Britain in relation to any such proceedings) which would entitle actions in respect of any assets of the Issuer or either UK Guarantor the subject of those foreign proceedings to be taken in Great Britain;

3.11	Notes issued in accordance with the Agreements: the Notes will have been duly prepared and completed in accordance with the provisions and arrangements contained or described in the Indenture and the Officer’s Certificate;

3.12	No breach: neither the Issuer nor either UK Guarantor will, by reason of the transactions contemplated by the Agreements, be in breach of any of their respective obligations under any agreement, licence, authorisation, consent or similar document;

3.13	Misconduct etc.: no party to any of the Agreements (and no individual employed by or acting on behalf of any such party) is, or will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Agreements which might render the Agreements or any transaction contemplated thereby or any associated activity (including, without limitation, the issue of the Notes) illegal, void or unenforceable;

3.14	Entry into Agreements: each party has entered into each of the Agreements in pursuance of a commercial activity and the terms of each of the Agreements have been freely negotiated by the parties thereto; and

3.15	No change to Agreements: there are no other arrangements or relationships between any party to the Agreements which modify, supersede or conflict with any of the terms of the Agreements.

4.	OPINIONS

4.1	Based on the documents referred to in paragraph 1.2 and subject to the assumptions contained in paragraph 3 and to the qualifications contained in paragraph 5 and to any matters not disclosed to us, it is our opinion that:

4.1.1	Status: each of the Issuer and each UK Guarantor is a company duly incorporated with limited liability under English law and is capable of suing and being sued in its respective corporate name;

4.1.2	Capacity: each of the Issuer and each UK Guarantor has the power and legal capacity to enter into and perform its respective obligations (if any) under the Agreements to which it is a party and (in the case of the Issuer) the Notes and the execution and performance of its respective obligations (if any) under such Agreements and (in the case of the Issuer) the Notes will not contravene its constitutional documents referred to in paragraph 1.2.7; and

4.1.3	Authority and execution: each of the Issuer and each UK Guarantor has taken all necessary corporate actions to authorise the execution, performance and delivery of the Agreements to which it is a party and (in the case of the Issuer) the Notes, and the use of the Registration Statement and the Prospectus Supplement in connection with the issue of the Notes.

5.	QUALIFICATIONS

5.1	This opinion is subject to the qualifications contained in this paragraph 5.

5.2	Information in the Registration Statement and Prospectus Supplement: We have not investigated or verified the truth or accuracy of the information contained in the Prospectus Supplement and the Registration Statement. We express no opinion as to whether the Prospectus Supplement and the Registration Statement contains all the information required by U.S. Securities laws or the Securities and Exchange Commission.

5.3	Records: The records of the Registrar of Companies and the Insolvency and Companies List may not be complete, accurate or up to date. In particular, the Insolvency and Companies List may not contain details of moratoria applications filed, administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London.

5.4	Insolvency etc.: This opinion is subject to (i) all applicable limitations arising from bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and (ii) all applicable general principles of law affecting the rights of creditors (whether secured or unsecured) generally.

5.5	Tax: We express no opinion as to the tax treatment of the Agreements, the Notes, the transactions contemplated thereby or any other tax matters.

6.	ADDRESSEES AND RESPONSIBILITY

6.1	This opinion (which is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters not specifically referred to herein) is addressed to you personally, is provided for your benefit and is provided solely pursuant to Item 601 of Regulation S-K of the United States Securities Act of 1933, as amended and cannot be relied on for any other purpose. This opinion is given on the basis that we have no obligation to notify any present addressee or future recipient of this opinion of any change in English law or its application after the date of this opinion.

6.2	This opinion is given by Herbert Smith Freehills Kramer LLP which assumes liability for and is solely responsible for it.

7.	consent

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K to be filed by Amcor plc on the date hereof and the incorporation by reference thereof into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Yours faithfully,

/s/ Herbert Smith Freehills Kramer LLP

Herbert Smith Freehills Kramer LLP